                                AMENDMENT NO. 1

                                      TO

                         AGREEMENT AND PLAN OF MERGER


     This Amendment No. 1 (this "Amendment") to the Agreement and Plan of Merger (the "Agreement"), dated as of June 10, 1999, by and among Xoom.com, Inc., a Delaware corporation (the "Purchaser"), Paralogic Software Corporation, a California corporation (the "Company"), XMCM Sub, Inc., a California corporation and a wholly-owned subsidiary of Xoom.com, Inc. ("Merger Sub"), and the Selling Shareholders named therein is executed and effective this 14th day of June, 1999. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

     WHEREAS, the parties entered into the Agreement pursuant to which the Purchaser has agreed to acquire the Company by the merger of Merger Sub with and into the Company; and

     WHEREAS, the parties wish to enter into this Amendment and thereby amend the Agreement, in accordance with the terms and provisions set forth herein;

     NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

     1. Section 14 of the Agreement is hereby amended to read in its entirety as set forth below:


          "Purchaser's Tax Indemnity.

          (a) Within 10 business days following a Final Determination that the Merger does not qualify as a "reorganization," within the meaning of
          Section 368(a) of the Code, Purchaser shall pay to each Selling Shareholder, in cash, the Additional Amount applicable to such Selling Shareholder, provided that this amount will be paid only if (i) the Merger does not so qualify solely by reason of changes or modifications to the NBC Agreements after the date hereof (other than any changes or modifications to the NBC Transactions reflected in, otherwise taken account in, or contemplated by the Restated Documents); (ii) the Merger would have qualified as a "reorganization" within the meaning of Section 368(a) if the NBC Transactions were consummated pursuant to the NBC Agreements and would have so qualified if the NBC Transactions were consummated pursuant to such agreements as changed or modified by changes or modifications to the NBC Transactions reflected in, otherwise taken account in, or contemplated by the Restated Documents; and (iii) such Selling Shareholder has not taken a position on any Tax Return that the Merger does not so qualify or otherwise breached a representation, covenant or warranty provided under Section 10.7 of this Agreement.

          (b) Notwithstanding anything herein to the contrary, Purchaser shall have the right at its own expense, to control, defend, settle, compromise or prosecute in any manner any audit, examination, investigation, hearing or other proceeding involving a Selling Shareholder which could give rise to liability to Purchaser pursuant to Section 14(a) of this Agreement. A Selling Shareholder shall notify Purchaser in writing within ten days of the commencement of such an audit, examination, investigation, hearing or other proceeding, provided that no such notification shall be required prior to the time when a taxing authority has asserted that the Merger does not qualify as a "reorganization," within the meaning of Section 368(a) of the Code.

          (c) Notwithstanding the foregoing, the indemnity provided in this
          Section 14 shall not exceed $7,000,000. If this limit shall apply, then the indemnity paid to each Selling Shareholder shall be limited to such Selling Shareholder's pro rata share of $7,000,000. Such pro rata share shall be determined based on the amount of each Selling Shareholder's Additional Amount."


     2. Exhibit A of the Agreement is hereby amended to revise the following definitions to read as follows:

          "Additional Amount" for any Selling Shareholder shall mean the excess, if any, of (a) the product of (i) the "Gain Amount" and (ii) seventy percent (70%) of the tax rate applicable to the Selling Shareholder with respect to the Purchaser Stock acquired in the Merger, over (b) the product of (i) any cash received (or other proceeds from disposition) and any taxable loss recognized by a Selling Shareholder, in respect of its Purchaser Stock acquired in the Merger, on or before a Final Determination that the Merger does not qualify as a "reorganization," within the meaning of Section 368(a) of the Code, and (ii) the tax rate applicable to the Selling Shareholder. For purposes of the preceding sentence, the "Gain Amount" for any Selling Shareholder shall be the excess of (a) the product of the (i) Merger Consideration received by such Selling Shareholder and (ii) the price of Purchaser Stock as shown in the Wall Street Journal for the day in which the Effective Time falls, over (b) the tax basis of the Selling Shareholder in the stock of the Seller immediately prior to the Merger. The Additional Amount shall include any penalty imposed on a Selling Shareholder by a taxing authority which is imposed only because the Merger does not qualify as a "reorganization," within the meaning of Section 368(a) of the Code by reason of material changes or modifications to the NBC Agreements (other than any changes or modifications to the NBC

          Transactions reflected in, otherwise taken account in, or contemplated by the Restated Documents).

          "Final Determination" shall mean an unappealable judgment of a competent federal judicial authority, a final settlement which has been agreed to by Purchaser, or a determination by Purchaser that the Purchaser does not wish to contest the imposition of the tax, provided that Selling Shareholder does not contest the tax. In the event a Selling Shareholder tenders written notice to Purchaser that there is an audit, examination, investigation, hearing or other proceeding involving a Selling Shareholder which could give rise to liability to Purchaser pursuant to Section 14 of the Agreement and Purchaser does not respond within thirty days of receipt by Purchaser of such written notice that Purchaser elects to assume the defense of such action under Section 14(b), then Purchaser shall be deemed to have elected not to contest the imposition of the tax, provided that the Selling Shareholder does not contest the tax. Notwithstanding the foregoing, no Selling Shareholder may tender notice pursuant to the preceding sentence prior to the time when a taxing authority has asserted that the Merger does not qualify as a "reorganization," within the meaning of Section 368(a) of the Code.

          "NBC Agreements" shall mean the Agreement and Plan of Contribution and Merger, dated as of May 9, 1999, with the Purchaser and others and an Agreement and Plan of Contribution, Investment and Merger dated as of May 9, 1999, with National Broadcasting Corporation ("NBC") and others pursuant to which the existing businesses of Purchaser and certain assets of NBC and others will be combined.

          "NBC Transactions" shall mean those transactions contemplated by the NBC Agreements.

          "Restated Documents" shall mean those drafts of documents related to the NBC Transactions attached hereto as Exhibit 1.

     3. All other terms and conditions of the Agreement shall remain in full force and effect.

     4. This Amendment may be executed in two or more counterparts, each of which shall be considered an original, but each of which together shall constitute the same instrument.

     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties as of the date first above written.



The Purchaser:                                                      XOOM.com, Inc.
                                                               a Delaware corporation

                                                               By:  /s/ RAJESH AJI
                                                                    ---------------------------------------------------
                                                                    Name:
                                                                    Title:



The Company:                                                        Paralogic Software Corporation
                                                               a California corporation

                                                               By:  /s/ VIJAY VAIDYANATHAN
                                                                    ---------------------------------------------------
                                                                    Name:  Vijay Vaidyanathan
                                                                    Title: President and Chairman



Merger Sub:                                                         XMCM Sub, Inc.
                                                               a California corporation

                                                               By:  /s/ RAJESH AJI
                                                                    --------------------------------------------------
                                                                    Name:
                                                                    Title:

Selling Shareholder:
                                                               By:  /s/ RAJESH AJI
                                                                    --------------------------------------------------
                                                                    Name:
                                                                    Title:

Selling Shareholder:
                                                               By:  /s/ HELMUT HISSEN
                                                                    --------------------------------------------------
                                                                    Name:
                                                                    Title:
Selling Shareholder:
                                                               By:  /s/ SHEENA VAIDYANATHAN
                                                                    --------------------------------------------------
                                                                    Name:
                                                                    Title:
Selling Shareholder:
                                                               By:  /s/ SHANTI NARAYANAN
                                                                    --------------------------------------------------
                                                                    Name:
                                                                    Title:
Selling Shareholder:
                                                               By:  /s/ RUSSELL HYZEN
                                                                    --------------------------------------------------
                                                                    Name:
                                                                    Title:
Selling Shareholder:
                                                               By:  /s/ RAJIV VAIDYANATHAN
                                                                    --------------------------------------------------
                                                                    Name:
                                                                    Title:
Selling Shareholder:
                                                               By:  /s/ VIJAY VAIDYANATHAN
                                                                    --------------------------------------------------
                                                                    Name:
                                                                    Title:
Selling Shareholder:
                                                               By:  /s/ ROBERT A. ELLIS, TRUSTEE
                                                                    --------------------------------------------------
                                                                    Name:  Robert A. Ellis Revocable Trust
                                                                    Title:  Robert A. Ellis, Trustee